Exhibit 99.2

cognizant

Q3 2024

"Revenue growth in the third quarter was at the high end of our guidance range, driven by another quarter of strong performance in our largest segments, Health Sciences and Financial Services. Investments in AI-driven platforms, like our Neuro suite and Flowsource, are resonating with our clients and supporting our large deals success. In the third quarter, we signed six deals with total contract value of more than $100 million each, bringing our year-to-date count to nineteen, which is more than we signed in the full-year 2023. In August, we officially welcomed Belcan to the Cognizant family, and we are excited about the opportunities to jointly expand our presence in the growing ER&D market."

Ravi Kumar S | Chief Executive Officer

Revenue

$5.0 billion

Reported YoY[1] ↑ 3.0%

Constant Currency YoY[1] ↑ 2.7%

GAAP Operating Margin | 14.6% Adjusted Operating Margin | 15.3% GAAP EPS | $1.17 Adjusted Diluted EPS | $1.25

Q3 2024 Cash Flow	Cash Flow From Operations	Free Cash Flow	Q3 2024 Capital Return	Dividends	Share Repurchases
	$847M	$791M		$149M $0.30/share	$242M

Revenue by Geography

($ In billions)

Reported YoY | Constant Currency YoY

North America[1] ↑ 3.8% ↑ 3.8%



$3.7
$1.0
$0.3

Europe ↓ 0.3% ↓ 1.9%

Rest of World ↑ 4.3% ↑ 4.2%

Revenue by Segment

($ In billions)

Reported YoY | Constant Currency YoY

Health Sciences ↑ 7.8% ↑ 7.6%

Products & Resources[1] ↑ 5.0% ↑ 4.6%



$1.5
$1.5
$0.8
$1.2

Financial Services ↑ 0.7% ↑ 0.5%

Communications, Media & Technology ↓ 3.7% ↓ 4.1%

Employee Metrics

Total Employees 340,100

+3,800 QoQ

(6,500) YoY

Voluntary - Tech Services Attrition (Trailing 12-Month) 14.6%

Down 1.6 percentage points YoY

Company Recognition

Named to Fortune's 2024 Change the World list, ranking number 7 among 52 companies

Named to 1,000 of the World's Best Companies by TIME and Statista

Recognized again by Forbes as one of the World's Best Employers.

Named to Newsweek's America's Most Reliable Companies

For non-GAAP financial reconciliations refer to Cognizant's 2024 third quarter earnings release issued on October 30, 2024, which accompanies this presentation and is available at investors.cognizant.com.

[1]Revenue from recently completed acquisitions in the third quarter of 2024, including Belcan and Thirdera, contributed approximately 200 basis points to year-over-year revenue growth, including approximately 750 basis points of growth to our Products & Resources segment, primarily in North America.